UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2014

DAILY JOURNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street

Los Angeles, CA 90012-4050

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01	Other Events

On May 20, 2014, Daily Journal Corporation (the “Company”) issued a press release announcing the receipt of an additional notification letter from The NASDAQ Stock Market stating that the Company is not in compliance with NASDAQ Stock Market Rule 5250(c)(1) as a result of the Company’s failure to timely file its Form 10-Q for the fiscal quarter ended March 31, 2014. As previously announced, the Company received similar notifications from NASDAQ on February 11, 2014, after failing to timely file its Form 10-Q for the fiscal quarter ended December 31, 2013, and on January 16, 2014, after failing to timely file its Form 10-K for the fiscal year ended September 30, 2013.

A copy of the May 20, 2014 press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated May 20, 2014

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: May 22, 2014

EXHIBIT INDEX

Exhibits	Description

99.1	Press release dated May 20, 2014